Exhibit 10.35

SECOND AMENDMENT TO, AND

CONSENT AND WAIVER UNDER, CREDIT AGREEMENT AND SECURITY

AGREEMENT

THIS SECOND AMENDMENT TO, AND CONSENT AND WAIVER UNDER, CREDIT AGREEMENT AND SECURITY AGREEMENT (this “Second Amendment”) is made and entered into as of July 28, 2006, by and among Monotype Imaging Holdings Corp., a Delaware corporation (“Parent”), Monotype Imaging, Inc., a Delaware corporation (“Administrative Borrower”), International Typeface Corporation, a New York corporation (“Typeface” and, together with Administrative Borrower, the “Borrowers”), the lenders listed on the signatory pages hereof (the “Lenders”), and D.B. Zwirn Special Opportunities Fund, L.P., a Delaware limited partnership, in its capacity as administrative agent (“Agent”).

WITNESSETH:

WHEREAS, Parent, Borrowers, the Lenders and Agent are parties to that certain Credit Agreement, dated as of November 5, 2004 (as amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”);

WHEREAS, Parent, Borrower and Agent are parties to that certain Security Agreement, dated as of November 5, 2004 (as it may be amended, modified, supplemented or amended and restated from time to time, the “Security Agreement”);

WHEREAS, Administrative Borrower desires to enter into a Stock Purchase Agreement in the form of Exhibit A hereto (the “China Type Stock Purchase Agreement”), among Administrative Borrower and the other shareholders (the “China Type Shareholders”) of China Type Design Limited, a limited liability company incorporated under the laws of Hong Kong (“China Type”), pursuant to which Administrative Borrower shall acquire all of the shares in China Type held by the China Type Shareholders for a cash purchase price not to exceed $4,293,000, of which $2,593,000 shall be paid to the China Type Shareholders on the closing date of the China Type Stock Purchase Agreement and $1,700,000 of which will be funded to an escrow account to be released as follows: $566,667 on the first anniversary of the closing date of the China Type Stock Purchase Agreement and $1,133,333 on the second anniversary of the closing date of the China Type Stock Purchase Agreement, in each case, subject to the terms of such escrow agreement and the China Type Purchase Agreement (collectively, the “China Type Acquisition”);

WHEREAS, upon the consummation of the China Type Acquisition, Administrative Borrower shall own 100% of the outstanding capital stock of China Type;

WHEREAS, absent a waiver from Agent and the Lenders, Administrative Borrower’s consummation of the China Type Acquisition in accordance with the terms of the China Type Stock Purchase Agreement would violate Section 6.12 of the Credit Agreement;

WHEREAS, Parent and German Holdings (as defined below) desire to enter into a Share Purchase Agreement in the form of Exhibit B hereto (the “Linotype Purchase Agreement”), among Parent, Blitz 06-683 GmbH, a German limited liability company (“German Holdings”), and Heidelberger Druckmaschinen Aktiengesellschaft, Kurfürsten-Anlage 52-60, 69115 Heidelberg (the “Linotype Seller”), pursuant to which (i) Parent shall acquire certain assets of the Linotype Seller as set forth on Exhibit F (the “US Linotype Assets”) and (ii) German Holdings shall acquire all of the shares in Linotype GmbH, a limited liability company incorporated under the laws of Germany (“Linotype”) for an aggregate cash purchase price not to exceed 45,500,000 Euros (collectively, the “Linotype Acquisition”);

WHEREAS, upon the consummation of the Linotype Acquisition, German Holdings shall own 100% of the outstanding capital stock of Linotype;

WHEREAS, absent a waiver from Agent and the Lenders, Parent’s and German Holdings’ consummation of the Linotype Acquisition in accordance with the terms of the Linotype Purchase Agreement would violate Section 6.12 of the Credit Agreement;

WHEREAS, in order to finance the Linotype Acquisition, Borrowers desire to (a) increase the Term Loan Amount under the Credit Agreement from $65,000,000 to $70,000,000, (b) increase the Term Loan Amount under the WFF Credit Agreement from $88,882,824 (the aggregate outstanding principal amount of the Term Loan under the WFF Credit Agreement immediately prior to the effectiveness of the Second Amendment) to $140,000,000 (the “WFF Term Loan Increase”), and (c) increase the Maximum Revolver Amount under the WFF Credit Agreement from $5,000,000 to $10,000,000 (the “WFF Revolver Increase” and together with the WFF Term Loan Increase, collectively, the “WFF Increase”);

WHEREAS, increasing the Term Loan Amount under the Credit Agreement requires the approval of all the Lenders;

WHEREAS, absent a waiver from Agent and the Lenders, the WFF Increase would violate Section 6.7(c) of the Credit Agreement;

WHEREAS, Parent and Borrowers request the amendment of certain provisions of the Credit Agreement in connection with the China Type Acquisition, the Linotype Acquisition and the WFF Increase; and

WHEREAS, Parent, Borrowers, Agent and the Lenders have agreed to amend the Credit Agreement and to consent to the China Type Acquisition, the Linotype Acquisition and the WFF Increase, all as herein provided, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2. Consent and Waiver Under Credit Agreement. Subject to the satisfaction of the terms and conditions set forth herein, Agent and each of the Lenders hereby (a) consents to, and waives the application of Section 6.12 of the Credit Agreement solely with respect to, Administrative Borrower’s consummation of the China Type Acquisition in accordance with the terms of the China Type Stock Purchase Agreement in the form of Exhibit A hereto, (b) consents to, and waives the application of Section 6.12 of the Credit Agreement solely with respect to, Parent’s and German Holdings’ consummation of the Linotype Acquisition in accordance with the terms of the Linotype Purchase Agreement in the form of Exhibit B hereto, and (c) consents to, and waives the application of Section 6.7(c) of the Credit Agreement solely with respect to, the WFF Increase to the extent that (i) the Term Loan Amount under the WFF Credit Agreement does not exceed $140,000,000 and (ii) the Maximum Revolver Amount under the WFF Credit Agreement does not exceed $10,000,000.

Section 3. Amendments to Credit Agreement. The Credit Agreement is hereby amended, effective as of the date this Second Amendment becomes effective in accordance with Section 6 hereof, as follows:

3.01 Amendments to Section 2.1. Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.1 Term Loan. Subject to the terms and conditions of this Agreement, (i) on the Closing Date each Lender agreed (severally, not jointly or jointly and severally) to make a term loan (collectively, the “Original Term Loan”) to Borrowers in an amount equal to such Lender’s Pro Rata Share of the Original Term Loan Amount, and (ii) on the First Amendment Effective Date, subject to the terms and conditions of this Agreement, each Lender agreed (severally, not jointly or jointly and severally) to make a term loan (collectively, the “Additional Term Loan”) to Borrowers in an amount equal to such Lender’s Pro Rata Share of the Additional Term Loan Amount. On the Second Amendment Effective Date, subject to the terms and conditions of this Agreement, each Lender with a Second Additional Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make a term loan (collectively, the “Second Additional Term Loan”) to Borrowers in an amount equal to its Second Additional Term Loan Commitment. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations. Once any portion of the Term Loan has been paid or prepaid, it may not be reborrowed.”

3.02 Amendments to Section 3.2. Section 3.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“3.2 Conditions Precedent to the Second Additional Term Loan. The obligation of each Lender to make its Second Additional Term Loan is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.2 (the making of such Second Additional Term Loan by a Lender being conclusively deemed to be its satisfaction or waiver of such conditions precedent).”

3.03 Amendments to Section 3.3. Section 3.3 of the Credit Agreement is hereby amended by amending and restating the first sentence of Section 3.3 in its entirety to read as follows:

“This Agreement shall continue in full force and effect for a term ending on the fifth anniversary of the Second Amendment Effective Date (the “Maturity Date”).”

3.04 New Section 3.7. A new Section 3.7 is hereby added to the Credit Agreement immediately after Section 3.6 to read as follows:

“3.7 Conditions Subsequent to the Second Amendment Effective Date. The obligation of the Lender Group (or any member thereof) to maintain the Term Loan (or otherwise extend credit hereunder) after the Second Amendment Effective Date is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

(a) promptly after execution thereof, true and complete copies of the China Type Acquisition Documents;

(b) on or prior to the date that is 10 Business Days after the closing of the China Type Acquisition Transaction, (i) Agent shall have received an executed Pledged Interest Addendum pursuant to Section 6 of the Security Agreement with respect to a pledge of 65% of the issued and outstanding capital Stock of the Hong Kong Subsidiary entitled to vote and 100% of the issued and outstanding capital Stock of the Hong Kong Subsidiary not entitled to vote, (ii) Agent (or its agent or designee) shall have received the stock certificates representing the same and stock powers duly executed in blank and (iii) Agent shall have received a joinder to the Intercompany Subordination Agreement, duly executed by China Type.

(c) on or prior to the date that is 2 Business Days after the Second Amendment Effective Date, Agent (or its agent or designee) shall have received a copy of the notarial deed according to which shares of Stock of German Holdings shall have been pledged to the Agent and the Lenders pursuant to the Security Agreement and the German Security Documents;

(d) on or prior to the date that is 15 Business Days after the Second Amendment Effective Date, Agent shall have received an updated Schedule 4.17 to the Credit Agreement, in form and substance reasonably satisfactory to Agent;

(e) on or prior to the date that is 15 Business Days after the Second Amendment Effective Date, Agent shall have received updated Schedules 1, 2, 3, 4, 5, 6, 7 and 8 to the Security Agreement, in form and substance reasonably satisfactory to Agent;

(f) on or prior to the date that is 2 Business Days after the Second Amendment Effective Date, Agent shall have received a joinder to the Intercompany Subordination Agreement, duly executed by each of German Holdings and Linotype;

(g) on or prior to the date that is 60 days after the Second Amendment Effective Date, Agent shall have received satisfactory evidence that not less than the Required Library of all existing copyrights of Parent and its Subsidiaries have been registered with the United States Copyright Office; and

(h) on or prior to the date that is 60 days after the Second Amendment Effective Date, Agent shall have received evidence reasonably satisfactory to it that the source and object code for each version or versions of each item of computer software programs or other technology of Parent and its Subsidiaries constituting the Required Library has been deposited with the escrow agent in accordance with the terms and conditions of the Source Code Escrow Agreement, as provided in Section 6(g)(viii) of the Security Agreement.”

3.05 Amendments to Section 4.9.

(a) Clauses (a) through (d), (f) and (h) of Section 4.9 of the Credit Agreement are hereby amended by deleting the phrase “the other Loan Documents and the Acquisition Documents” therein and substituting in lieu thereof the phrase “the other Loan Documents, the Acquisition Documents, the China Type Acquisition Documents and the Linotype Acquisition Documents”.

(b) Clause (i) of Section 4.9 of the Credit Agreement is hereby amended by deleting the phrase “The Loan Documents and the Acquisition Documents” therein and substituting in lieu thereof the phrase “The Loan Documents, the Acquisition Documents, the China Type Acquisition Documents and the Linotype Acquisition Documents”.

3.06 Amendments to Section 4.18. Section 4.18 of the Credit Agreement is hereby amended by deleting the phrase “the other Loan Documents, the Acquisition Documents” therein and substituting in lieu thereof the phrase “the other Loan Documents, the Acquisition Documents, the China Type Acquisition Documents, the Linotype Acquisition Documents”.

3.07 Amendments to Section 4.20. Section 4.20 of the Credit Agreement is hereby amended by inserting the following clauses (c) and (d) following the end of clause (b) thereof:

“(c) (i) As of the Second Amendment Effective Date, no party to any Linotype Acquisition Document or any China Type Acquisition Document is in default on any of its material obligations under such Linotype Acquisition Document or China Type Acquisition Document, and after the Second Amendment Effective Date, no party to any Linotype Acquisition Document or China Type Acquisition Document is in default on any of its material obligations under such Linotype Acquisition Document or such China Type Acquisition Document the default of which could reasonably be expected to adversely affect the Lender Group, (ii) all representations and warranties made by Parent, any Borrower, or German Holdings (in the case of the Linotype Acquisition Documents) in the Linotype Acquisition Documents or the China Type Acquisition Documents and in the certificates delivered in connection therewith are true and correct in all material respects as of the Second Amendment Effective Date and, to the best knowledge of Parent, each Borrower and German Holdings (in the case of the Linotype Acquisition Documents), all material representations and warranties made in the Linotype Acquisition Documents and the China Type Acquisition Documents by or on behalf of the Linotype Seller and the China Type Shareholders, as the case may be, or any other party thereto other than any Loan Party party thereto, are true and correct in all material respects as of the Second Amendment Effective Date, (iii) all written information (taken as a whole) with respect to the Linotype Acquisition Transaction and the China Type Acquisition Transaction furnished to Agent by or on behalf of any Loan Party was, at the time the same was so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information to become complete and correct in all material respects, (iv) no representation, warranty or statement made by any Loan Party party thereto, when taken as a whole, or, to the best knowledge of Parent, each Borrower, and German Holdings (in the case of the Linotype Acquisition), the Linotype Seller or the China Type Shareholders, as the case may be, or any other party thereto other than any Loan Party party thereto, at the time made in any Linotype Acquisition Document, or any China Type Acquisition Document or any agreement, certificate, statement or document required to be delivered pursuant to any Linotype Acquisition Document or any China Type Acquisition Document, when taken as a whole, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they were made, and (v) in connection with the Linotype Acquisition Transaction, German Holdings is acquiring the Linotype Stock, and, on the Second Amendment Effective Date, after giving effect to the transactions contemplated by the Linotype Acquisition Documents, will have good title to the Linotype Stock, free and clear of all Liens.

(d) (i) Parent, Borrowers and German Holdings (in the case of the Linotype Acquisition) have delivered to Agent a complete and correct copy of the Linotype Acquisition Documents and China Type Acquisition Documents, including all schedules and exhibits thereto, (ii) each Linotype Acquisition Document and each China Type Acquisition Document sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby, (iii) no Linotype Acquisition Document and no China Type Acquisition Document has been amended or otherwise modified without the prior written consent of Agent, (iv) the execution, delivery and performance of each of the Linotype Acquisition Documents and each of the China Type Acquisition Documents has been duly authorized by all necessary action on the part of each Loan Party party thereto and, to the best knowledge of Parent, each Borrower and German Holdings (in the case of the Linotype Acquisition), each other Person party thereto, (v) the Linotype Acquisition Transaction and the China Type Acquisition Transaction has been effected in accordance with the terms of the Linotype Acquisition Documents and all applicable law, (vi) at the time of consummation of the Linotype Acquisition Transaction and the China Type Acquisition Transaction, there does not exist any judgment, order or injunction prohibiting or imposing any material adverse condition upon the consummation of the Linotype Acquisition Transaction or the China Type Acquisition Transaction, (vii) at the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all Government Authorities required in order to consummate the Linotype Acquisition Transaction and the China Type Acquisition Transaction shall have been obtained, given, filed or taken and shall be in full force and effect, (viii) all actions taken by the Loan Parties pursuant to or in furtherance of the Linotype Acquisition Transaction and the China Type Acquisition Transaction have been taken in compliance in all material respects with the Linotype Acquisition Documents or the China Type Acquisition Documents, as the case may be, and applicable law, and (ix) each Linotype Acquisition Document and each China Type Acquisition Document is the legal, valid and binding obligation of each Loan Party party thereto and, to the best knowledge of Parent, each Borrower and German Holdings (in the case of the Linotype Acquisition Transaction), the other parties thereto, enforceable against such parties in accordance with its terms.”

3.08 Amendments to Section 5.17. Section 5.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“5.17 Acquisition Transaction; Linotype Acquisition Transaction.

(a) Contemporaneously with the making of the Original Term Loan: (i) cause all transactions contemplated by the Acquisition Documents to be consummated; (ii) cause the Acquisition Transaction and the Merger to become effective; and (iii) furnish evidence thereof to Agent, as well as certified (as of the Closing Date) true and complete copies of the Acquisition Documents, which shall be in compliance with all applicable laws and for which all necessary approvals shall have been obtained in connection therewith.

(b) Contemporaneously with making the Second Additional Term Loan: (i) cause all transactions contemplated by the Linotype Acquisition Documents to be consummated; (ii) cause the Linotype Acquisition Transaction to become effective; and (iii) furnish evidence thereof to Agent, as well as certified (as of the Second Amendment Effective Date) true and complete copies of the Linotype Acquisition Documents, which shall be in compliance with all applicable laws and for which all necessary approvals shall have been obtained in connection therewith.

(c) Promptly provide Agent with true and complete copies of any and all material documents delivered by or to any Loan Party pursuant to the terms of the Acquisition Documents, the China Type Acquisition Documents or the Linotype Acquisition Documents.”

3.09 New Section 5.23. The Credit Agreement is hereby amended by adding the following new Section 5.23:

“5.23 Foreign Subsidiaries. Within 30 days of the first date on which any Foreign Subsidiary that is not a Loan Party becomes a Material Foreign Subsidiary, Borrower shall cause all holders of capital Stock issued by such Material Foreign Subsidiary that are Loan Parties to execute and deliver to Agent such share or stock pledge agreements with respect to the capital Stock issued by such Material Foreign Subsidiary as Agent shall require, which stock pledge agreements shall be governed by the laws of the jurisdiction of organization of the issuer of such capital Stock and be in form and substance satisfactory to Agent, together with (a) appropriate certificates and powers with respect to such Stock, and (b) all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion are appropriate with respect to the execution and delivery of such stock pledge agreements; provided, that only 65% of the total outstanding voting capital Stock issued by any such Material Foreign Subsidiary shall be required to be pledged if hypothecating a greater amount would, based on the projections of the Loan Parties, result in material adverse tax consequences to Parent and its Subsidiaries, taken as a whole.”

3.10 Amendments to Section 6.3. Clause (a) of Section 6.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Except for the Merger and the Permitted Merger, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock,”

3.11 Amendments to Section 6.5. Section 6.5 is hereby amended by inserting the phrase “or within 30 days of the Second Amendment Effective Date, in connection with the Linotype Acquisition Transaction, change German Holdings’ name to Monotype Imaging Germany GmbH” immediately after the term “Merger” in such section.

3.12 Amendments to Section 6.7. Clause (c) of Section 6.7 of the Credit Agreement is hereby amended by deleting subclause (iii) thereof and substituting in lieu thereof “(iii) any of the Acquisition Documents, the China Type Acquisition Documents or the Linotype Acquisition Documents,”

3.13 Amendments to Section 6.14. Section 6.14(a) of the Credit Agreement is hereby amended by deleting the phrase “and (b) thereafter, consistent with the terms and conditions hereof, to finance ongoing working capital, capital expenditures, and general corporate needs of Parent and Borrowers following the Acquisition Transaction and the Merger and for its lawful and permitted purposes.” and substituting in lieu thereof the following:

“(b) on the Second Amendment Effective Date, to (i) finance the Linotype Acquisition Transaction and (ii) pay transactional fees, costs, and expenses incurred in connection with the Linotype Acquisition Documents, and the transactions contemplated thereby, and (c) thereafter, consistent with the terms and conditions hereof, to finance ongoing working capital, capital expenditures, and general corporate needs of Parent and Borrowers following the Acquisition Transaction, the Merger and the Linotype Acquisition Transaction, and for its lawful and permitted purposes.”

3.14 Amendments to Section 6.16. Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.16 Financial Covenants.

(a) Fail to maintain or achieve:

(i) Minimum TTM EBITDA. TTM EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$31,000,000	For the 12 month period ending June 30, 2006
$39,500,000	For the 12 month period ending September 30, 2006
$39,500,000	For the 12 month period ending December 31, 2006
$40,000,000	For the 12 month period ending March 31, 2007
$40,000,000	For the 12 month period ending June 30, 2007
$41,000,000	For the 12 month period ending September 30, 2007
$41,000,000	For the 12 month period ending December 31, 2007
$42,000,000	For the 12 month period ending March 31, 2008
$42,000,000	For the 12 month period ending June 30, 2008
$42,000,000	For the 12 month period ending September 30, 2008
$42,000,000	For the 12 month period ending December 31, 2008
$43,000,000	For the 12 month period ending March 31, 2009
$43,000,000	For the 12 month period ending June 30, 2009
$43,000,000	For the 12 month period ending September 30, 2009
$43,000,000	For the 12 month period ending December 31, 2009
$43,000,000	For the 12 month period ending each quarter thereafter

(ii) Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio, measured on a quarter-end basis, of at least the required ratio set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
1.0:1.0	For the 12 month period ending June 30, 2006
1.0:1.0	For the 12 month period ending each quarter thereafter

(b) Leverage Ratio. Permit the Leverage Ratio, as at the end of each period set forth below, to exceed the required ratio set forth in the following table for the applicable period:

Applicable Ratio	Applicable Period
4.50:1.00	For the 12 month period ending June 30, 2006
5.25:1.00	For the 12 month period ending September 30, 2006
5.20:1.00	For the 12 month period ending December 31, 2006
5.10:1.00	For the 12 month period ending March 31, 2007
5.00:1.00	For the 12 month period ending June 30, 2007
4.85:1.00	For the 12 month period ending September 30, 2007
4.65:1.00	For the 12 month period ending December 31, 2007
4.60:1.00	For the 12 month period ending March 31, 2008
4.50:1.00	For the 12 month period ending June 30, 2008
4.35:1.00	For the 12 month period ending September 30, 2008
4.15:1.00	For the 12 month period ending December 31, 2008
4.00:1.00	For the 12 month period ending March 31, 2009

Applicable Ratio	Applicable Period
3.85:1.00	For the 12 month period ending June 30, 2009
3.65:1.00	For the 12 month period ending September 30, 2009
3.40:1.00	For the 12 month period ending December 31, 2009
3.25:1.00	For the 12 month period ending each quarter thereafter

(c) Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Applicable Amount	Applicable Period
$2,000,000	Fiscal Year 2006
$2,000,000	Fiscal Year 2007
$2,000,000	Fiscal Year 2008
$2,000,000	Fiscal Year 2009”

3.15 Amendments to Section 14.1(j). Section 14.1(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(j) change the definition of “Original Term Loan Amount”, Additional Term Loan Amount”, or “Second Additional Term Loan Amount”, or

3.16 Amendments to Section 15.1. Section 15.1 of the Credit Agreement is hereby amended by inserting the following new sentences at the end of Section 15.1:

“Each Lender hereby authorizes the Agent to act on its behalf and in its name and to represent it in any way whatsoever in connection with the preparation, execution and delivery of each German Security Document and the perfection and monitoring of each security interest granted under any German Security Document (a “German Security Interest”), including but not limited to, any pledge agreement with respect to shares in a German company in notarial form, as well as any other pledge, mortgage, assignment or transfer of title for security purposes. This power of attorney includes the power to enter into and agree to the terms of, and any amendments to, any agreements which are necessary or desirable in this context, the power to make and receive any and all declarations and to perform any and all actions which are necessary or appropriate in this context, whether in private written form (private Schriftform) or in notarial form. Each Lender hereby approves (genehmigt) all declarations the Agent has made in connection with the preparation, execution and delivery of each German Security Document as well as the perfection and monitoring of each German Security Interest. The Agent shall have the sole power of attorney and shall be released from the restrictions of self-dealing according to Section 181 of the German Civil Code (BGB) and shall be authorized to delegate this power of attorney, including the release from the restrictions of Section 181 of the German Civil Code. The Agent shall (i) hold such German Security Interest, if any, which is transferred or assigned by way of security (Sicherungsübereignung/ Sicherungsabtretung) or otherwise granted under a non-accessory security right (nicht akzessorische Sicherheit) as trustee (Treuhänder) for the benefit of the Lenders; and (ii) administer in the name and on behalf of the Lenders such German Security Interest which is pledged (Verpfändung) or otherwise transferred under an accessory security right (akzessorische Sicherheit) to the Lenders.”

3.17 Amendments to Table of Contents.

(a) The Table of Contents is hereby amended by deleting the words “Intentionally Omitted” opposite Index Number 3.2 therein and inserting in lieu thereof the following: “Conditions Precedent to the Second Additional Term Loan”.

(b) The table of Exhibits and Schedules is hereby amended by deleting the text “Schedule 3-1 Conditions Precedent” therein and inserting in lieu thereof the following:

“Schedule 3.1 Conditions Precedent (Original Term Loan)

  Schedule 3.2 Conditions Precedent (Second Additional Term Loan)”.

3.18 Amendments to Schedule C-1. Schedule C-1 to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and inserting in lieu thereof the Schedule attached thereto as Exhibit C.

3.19 Amendments to Schedule 1.1. Schedule 1.1 to the Credit Agreement is hereby amended as follows:

(a) The following additional definitions shall be inserted in Schedule 1.1 to the Credit Agreement in proper alphabetical order:

“‘China Type Acquisition Documents’ means the China Type Stock Purchase Agreement and the other documents, instruments and agreements executed and delivered in connection with the China Type Acquisition Transaction.”

“‘China Type Acquisition Transaction’ means the acquisition of the Stock of the Hong Kong Subsidiary pursuant to the terms of the China Type Stock Purchase Agreement.”

“‘China Type Shareholders’ means those certain shareholders of the Hong Kong Subsidiary.”

“‘China Type Stock Purchase Agreement’ means that certain Stock Purchase Agreement dated on or about July 31, 2006, by and between the Administrative Borrower and the shareholders of the Hong Kong Subsidiary party thereto.”

“‘Foreign Subsidiary’ means, individually and collectively, the German Subsidiaries, the Hong Kong Subsidiary, the Japanese Subsidiary, the UK Subsidiary, or any other Subsidiary of the Parent that is not organized under the laws of the United States or any State thereof.”

“‘German Holdings’ means Blitz 06-683 GmbH, a German limited liability company.”

“‘German Security Documents’ means the notarial share pledge agreement for all existing and future shares in German Holdings in favor of the Administrative Agent and the Lenders, as pledgees.”

“‘German Security Interest’ has the meaning specified therefore in Section 15.1.”

“‘German Subsidiaries’ means German Holdings and Linotype.”

“‘Hong Kong Subsidiary’ means China Type Design Limited, a limited liability company organized under the laws of Hong Kong.”

“‘Linotype’ means Linotype GmbH, a limited liability company organized under the laws of Germany.”

“‘Linotype Acquisition Documents’ means the Linotype Purchase Agreement and the other documents, instruments and agreements executed and delivered in connection with the Linotype Acquisition Transaction.”

“‘Linotype Acquisition Transaction’ means the acquisition of the US Linotype Assets and the Linotype Stock pursuant to the terms of the Linotype Purchase Agreement.”

“‘Linotype Purchase Agreement’ means that certain Share Purchase Agreement, dated August 1, 2006, by and between Parent, German Holdings and the Linotype Seller.”

“‘Linotype Seller’ means Heidelberger Druckmaschinen Aktiengesellschaft, Kurfürsten-Anlage 52-60, 69115 Heidelberg.”

“‘Linotype Stock’ means the Stock of Linotype, as further described in the Linotype Purchase Agreement.”

“‘Material Foreign Subsidiary’ means, as of any date of determination, any Foreign Subsidiary that (i) has generated revenues in excess of $4,000,000 during the immediately preceding 12 consecutive month period, or (ii) has assets having an aggregate book value in excess of $4,000,000.”

“‘Permitted Merger’ means the merger of Linotype with and into German Holdings with German Holdings as the surviving entity, provided that (a) no other provision of this Agreement would be violated thereby, (b) Borrowers give Agent at least 30 days’ prior written notice of such merger, (c) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (d) Agent’s and Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, and (e) the capital Stock of the surviving entity of such merger continues to be the subject of the German Security Documents after giving effect to such merger.”

“‘Second Additional Term Loan’ has the meaning specified therefor in Section 2.1.”

“‘Second Additional Term Loan Amount’ means an amount equal to $5,000,000.”

“‘Second Additional Term Loan Commitment’ means, with respect to each Lender, its Second Additional Term Loan Commitment, and with respect to all Lenders, their Second Additional Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“‘Second Amendment’ means that certain Second Amendment to, and Consent and Waiver Under, Credit Agreement and Security Agreement, dated as of July 28, 2006, by and among the Loan Parties, the Lenders and the Agent.”

“‘Second Amendment Effective Date’ means the date that Section 3 of the Second Amendment becomes effective in accordance with Section 6 thereof.”

“‘US Linotype Assets’ means the assets acquired from the Linotype Seller pursuant to the terms of the Linotype Purchase Agreement as set forth on Exhibit F hereto.”

“‘WFF Second Amendment’ means that certain Second Amendment to, and Consent and Waiver Under, Credit Agreement, dated as of July 28, 2006, by and among the Loan Parties, the WFF Lenders and the WFF Agent.”

(b) The definition of “Base LIBOR Rate” is hereby amended by deleting the phrase “1.60%” in the last sentence thereof and substituting in lieu thereof the phrase “4.00%”.

(c) The definition of “Base Rate” is hereby amended by deleting the phrase “4.75%” in the last sentence thereof and substituting in lieu thereof the phrase “7.25%”.

(d) The definition of “Base Rate Margin” is hereby amended and restated in its entirety to read as follows:

“‘Base Rate Margin’ means 5.50 percentage points.”

(e) The definition of “Commitment” is hereby amended and restated in its entirety to read as follows:

“‘Commitment’ means, with respect to each Lender, its Commitment, and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 (as may be updated from time to time by the Agent) or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.”

(f) The definition of “Facility Limiter Amount” is hereby amended and restated in its entirety to read as follows:

“‘Facility Limiter Amount’ means, as of any date of determination, (a) during the period from and after the Second Amendment Effective Date up to and including December 31, 2006, the product of 5.25 times the TTM EBITDA and (b) thereafter, the product of 4.75 times the TTM EBITDA, in each case, as determined based on the most recent quarterly financial statements delivered to Agent pursuant to Section 5.3.”

(g) The definition of “LIBOR Rate Margin” is hereby amended and restated in its entirety to read as follows:

“‘LIBOR Rate Margin’ means 6.75 percentage points.”

(h) The definition of “Loan Documents” is hereby amended by deleting the phrase “the Fee Letter, the Guaranty” therein and substituting in lieu thereof the phrase “the Fee Letter, the German Security Documents, the Guaranty”.

(i) The definition of “Permitted Investments” is hereby amended as follows:

(i) Clause (f) is hereby amended and restated in its entirety to read as follows:

“(f) Investments by the Loan Parties in the Foreign Subsidiaries in an aggregate amount during any fiscal quarter period not in excess of $400,000; provided that (i) no Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to any such Investment, and (ii) the sum of WFF Excess Availability plus Qualified Cash equals or exceeds $2,000,000, both before and immediately after giving effect to any such Investment,”

(ii) Existing clause (g) is hereby renumbered as new clause “(h)” and the new clause “(g)” in inserted as follows:

“(g) Investments by Parent in German Holdings and Linotype in the form of an intercompany loan to be made as of the date of the making of the Second Additional Term Loan, in an aggregate principal amount not to exceed $31,000,000, in connection with the Linotype Acquisition Transaction; and”

(j) The definition of “Term Loan” is hereby amended and restated in its entirety to read as follows:

“‘Term Loan’ means, (a) from and after the Closing Date up to (but not including) the First Amendment Effective Date, the Original Term Loan, (b) from and after the First Amendment Effective Date up to (but not including) the Second Amendment Effective Date, collectively, the Original Term Loan and the Additional Term Loan, and (c) thereafter, collectively, the Original Term Loan, the Additional Term Loan, and the Second Additional Term Loan.”

(k) The definition of “WFF Maximum Revolver Amount” is hereby amended and restated in its entirety to read as follows:

“‘WFF Maximum Revolver Amount’ means the Maximum Revolver Amount as such term is defined in the WFF Credit Agreement, as such is in effect on the Second Amendment Effective Date.”

(l) The definition of “WFF Revolver Commitment” is hereby amended and restated in its entirety to read as follows:

“‘WFF Revolver Commitment’ means the Revolver Commitment as such term is defined in the WFF Credit Agreement, as such is in effect on the Second Amendment Effective Date.”

(m) The definition of “WFF Term Loan” is hereby amended and restated in its entirety to read as follows:

“‘WFF Term Loan’ means the Term Loan as such term is defined in the WFF Credit Agreement, as such is in effect on the Second Amendment Effective Date.”

3.20 Amendments to Schedules to Credit Agreement. Each of Schedules M-1, 4.5, 4.7(A), 4.7(B), 4.7(C), 4.8(B) and 4.8(C) to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and inserting in lieu thereof the Schedules attached hereto as Exhibit D.

3.21 New Schedule 3.2. A new Schedule 3.2 to the Credit Agreement is hereby added to the Credit Agreement following Schedule 3.1 in the form attached hereto as Exhibit G.

3.22 Amendments to Schedule 5.3. Clause (o) of Schedule 5.3 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(o)	copies of any notices of default or non-compliance delivered by or to any Loan Party in connection with the Acquisition Documents, the China Type Acquisition Documents or the Linotype Acquisition Documents (in each case, to the extent not previously delivered pursuant to Section 5.17(c)), and”

Section 4. Amendments to Security Agreement. Each of Schedules 1, 2 and 3 to the Security Agreement are hereby amended and restated as of the date this Second Amendment becomes effective in accordance with Section 6 hereof by deleting them in their entirety and inserting in lieu thereof Schedules 1, 2 and 3 to the Security Agreement attached hereto as Exhibit E.

Section 5. Representations and Warranties. In order to induce Agent and the Lenders to enter into this Second Amendment, Parent and Borrowers hereby represent and warrant that:

5.01 No Default. At and as of the date of this Second Amendment, and both prior to and after giving effect to this Second Amendment, no Default or Event of Default exists.

5.02 Representations and Warranties True and Correct. At and as of the date of this Second Amendment and at and as of the Effective Date and after giving effect to this Second Amendment, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent that such representations and warranties relate solely to an earlier date).

5.03 Corporate Power, Etc. Parent and each Borrower (a) has all requisite corporate power and authority to execute and deliver this Second Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Second Amendment. Parent and each Borrower is entering into this Second Amendment in accordance with Section 14.1 of the Credit Agreement.

5.04 No Conflict. The execution, delivery and performance by Parent and each Borrower of this Second Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to Parent or any Borrower, the Governing Documents of Parent or any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Parent or any Borrower, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Parent or any Borrower, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Parent or any Borrower, other than Permitted Liens, or (d) require any unobtained approval of Parent’s or any Borrower’s interestholders or any unobtained approval or consent of any Person under any material contractual obligation of Parent or any Borrower.

5.05 Binding Effect. This Second Amendment has been duly executed and delivered by Parent and each Borrower and constitutes the legal, valid and binding obligation of Parent and each Borrower, enforceable against Parent and each Borrower in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6. Conditions. This Second Amendment shall be effective as of July 28, 2006 (the “Effective Date”) upon the fulfillment by Parent and each Borrower, in a manner reasonably satisfactory to the Agent and the Lenders, of all of the following conditions precedent set forth in this Section 6 (provided, that notwithstanding the foregoing, Section 3 and Section 4 of this Second Amendment shall not become effective until the Linotype Acquisition is consummated in accordance with the Linotype Purchase Agreement in the form of Exhibit B hereto):

6.01 Execution of the Second Amendment. Each of the required parties hereto shall have executed an original counterpart of this Second Amendment and shall have delivered (including by way of facsimile transmission or other electronic transmission) the same to Agent.

6.02 Fees. Borrowers shall have paid to Agent (a) an amendment fee of $325,000 and (b) all other fees then due and owing pursuant to the Fee Letter.

6.03 Representations and Warranties. As of the Effective Date, the representations and warranties set forth in Section 5 hereof shall be true and correct.

6.04 Compliance with Terms. Parent and each Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by Parent or any Borrower in connection herewith.

6.05 WFF Second Amendment. Substantially simultaneously with the execution hereof, Parent, each Borrower, WFF, as the administrative agent under the WFF Credit Agreement, and the Lenders (as defined in the WFF Credit Agreement) shall have executed a substantially similar amendment under the WFF Credit Agreement, and furnished evidence thereof to Agent.

6.06 Delivery of Other Documents. Agent shall have received all such instruments, documents and agreements as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent.

Section 7. Miscellaneous.

7.01 Continuing Effect. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects. It is understood and agreed by the parties hereto that this Second Amendment constitutes a Loan Document. Accordingly, it shall be an Event of Default under the Credit Agreement if (a) any representation or warranty made by Parent or any Borrower under or in connection with this Second Amendment shall have been untrue in any material respect when made, or (b) Parent or any Borrower shall fail to perform or observe any term, covenant or agreement contained in this Second Amendment, in each case, after giving effect to any applicable grace period under the Credit Agreement.

7.02 No Waiver; Reservation of Rights. This Second Amendment is limited as specified and the execution, delivery and effectiveness of this Second Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Second Amendment to the contrary, Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default.

7.03 Governing Law. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.04 Severability. The provisions of this Second Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Second Amendment in any jurisdiction.

7.05 Counterparts. This Second Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Second Amendment by telefacsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart. A complete set of counterparts shall be lodged with each of Administrative Borrower and Agent.

7.06 Headings. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

7.07 Binding Effect; Assignment. This Second Amendment shall be binding upon and inure to the benefit of Parent, Borrowers, the Lenders and Agent and their respective successors and assigns; provided, however, that the rights and obligations of Parent and Borrowers under this Second Amendment shall not be assigned or delegated without the prior written consent of Agent.

7.08 Expenses. Borrowers agree to pay Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for Agent (who may be employees of Agent), incurred by Agent in connection with the preparation, negotiation and execution of this Second Amendment and any document required to be furnished herewith.

7.09 Integration. This Second Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MONOTYPE IMAGING HOLDINGS CORP., as Parent

By:	/s/ Robert M. Givens
Name: Robert M. Givens
Title: President

MONOTYPE IMAGING, INC., as a Borrower

By:	/s/ Robert M. Givens
Name: Robert M. Givens
Title: President

INTERNATIONAL TYPEFACE CORPORATION, as a Borrower

By:	/s/ Robert M. Givens
Name: Robert M. Givens
Title: President

[SIGNATURE PAGE TO SECOND AMENDMENT]

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., as Agent and a Lender

By:	D.B. Zwirn Partners, LLC, its General Partner

By:	Zwirn Holdings, LLC, its Managing Member

By:	/s/ Perry A. Gruss
Name: Perry A. Gruss
Title: Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT]

BERNARD NATIONAL LOAN INVESTORS, LTD, as a Lender

By:	Bernard Capital Funding, LLC, its Investment Advisor

By:	/s/ Perry A. Gruss
Name: Perry A. Gruss
Title: Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT]

ACM, LLC, as a Lender

By:	Atalaya Capital Management LP

By:	/s/ Ivan Q. Zinn
Name: Ivan Q. Zinn
Title: Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT]

HBK MASTER FUND L.P., as a Lender

By:	HBK Investments L.P., its Investment Advisor

By:	/s/ David C. Haley
Name: David C. Haley
Title: Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT]

EXHIBIT C

Schedule C-1

Commitments

Lender	Original Term Loan Commitment	Additional Term Loan Commitment	Second Additional Term Loan Commitment	Total
D.B. Zwirn Special Opportunities Fund, L.P.	$0	$0	$0	$0
Bernard National Loan Investors, Ltd.	$5,200,000	$9,500,000	2,650,000	$17,350,000
Bernard Global Loan Investors, Ltd.	$16,000,000	$3,750,000	$0	$19,750,000
ACM, LLC	$8,000,000	$5,000,000	1,000,000	$14,000,000
HBK Master Fund, L.P.	$10,800,000	$6,750,000	1,350,000	$18,900,000
TOTAL	$40,000,000	$25,000,000	$5,000,000	$70,000,000

Exhibit G

Schedule 3.2

The obligation of each Lender to make its Second Additional Term Loan is subject to the fulfillment, to the satisfaction of Agent and each Lender (the making of such extension of credit by any Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

(a) the Second Amendment Effective Date shall occur on or before August 1, 2006;

(b) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

(i)	a Copyright Security Agreement, duly executed by Parent,

(ii)	a disbursement letter executed and delivered by Parent and Borrowers to Agent regarding the extensions of credit to be made on the Second Amendment Effective Date,

(iii)	an amendment to the Fee Letter, duly executed by Parent and Borrowers,

(iv)	the German Security Documents, duly executed by Parent, German Holdings and Linotype, as applicable,

(v)	a Patent Security Agreement, duly executed by Parent,

(vi)	a reaffirmation agreement, duly executed by each Loan Party,

(vii)	a Pledge Addendum (as defined in the Security Agreement), duly executed by Parent and German Holdings,

(viii)	a Trademark Security Agreement, duly executed by Parent, and

(ix)	an amendment to the D.B. Zwirn and WFF Intercreditor Agreement.

(c) Substantially simultaneously with the extensions of credit by the Lenders to the Borrowers on the Second Amendment Effective Date, Parent and Borrowers shall have consummated all transactions contemplated by the Linotype Acquisition Documents and the WFF Second Amendment and furnished evidence thereof to Agent. Parent and Borrowers shall have delivered a certificate (dated as of the Second Amendment Effective Date) of an Authorized Person attaching true and correct copies of the Linotype Acquisition Documents and the WFF Second Amendment. Such certificate of the Authorized Person shall certify that the attached documents are true and correct copies of the Linotype Acquisition Documents and the WFF Second Amendment and that such documents have been entered into by the Loan Parties in compliance with all applicable laws and all necessary approvals and are in full force and effect;

(d) Agent shall have received a certificate from the Secretary of Administrative Borrower attesting that there exists no (i) litigation, investigation or proceeding (judicial or administrative) pending or, to the best knowledge of Administrative Borrower, threatened, against any Loan Party, or any of its Subsidiaries by any Governmental Authority arising out of the transactions contemplated by or effected in connection with the Linotype Acquisition Documents or the WFF Second Amendment, (ii) injunction, writ or restraining order restraining or prohibiting the transactions contemplated by the Linotype Acquisition Documents or the consummation of the financing arrangements contemplated under the Second Amendment, or (iii) suit, action, investigation, proceeding (judicial or administrative) or ERISA Event pending or, to the best knowledge of Administrative Borrower, threatened against any Loan Party or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Change;

(e) All director, stockholder, and material governmental and third party consents and approvals necessary in connection with each aspect of the Linotype Acquisition and the transactions contemplated by the Second Amendment shall have been obtained or waived by Agent (without the imposition of any conditions that are not acceptable to Agent) and shall remain in effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of Agent that restrains, prevents or imposes material adverse conditions upon any aspect of the Linotype Acquisition or transactions contemplated by the Second Amendment;

(f) Agent shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s Board of Directors authorizing its execution, delivery, and performance of the Second Amendment, and the Credit Agreement and the other Loan Documents as amended thereby, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party;

(g) Agent shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Second Amendment Effective Date, certified by the Secretary of such Loan Party;

(h) Agent shall have received a certificate of status with respect to each Loan Party, dated within 10 days of the Second Amendment Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(i) Agent shall have received opinions of Loan Parties’ U.S. and German counsel, and Agent’s German counsel, in each case, in form and substance reasonably satisfactory to Agent;

(j) Borrowers shall have Required Availability after giving effect to the extensions of credit hereunder and under the WFF Credit Agreement as contemplated by the Second Amendment and the payment of all fees and expenses required to be paid by Borrowers on the Second Amendment Effective Date under the Second Amendment, the other Loan Documents, the WFF Loan Documents, the Linotype Acquisition Documents and the China Type Acquisition Documents, and Agent shall have received reasonably satisfactory evidence thereof;

(k) Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions contemplated by the Second Amendment and for which reasonably detailed invoices have been received prior to the Second Amendment Effective Date;

(l) Agent and its counsel shall be reasonably satisfied with the corporate structure of Parent and its Subsidiaries following the Linotype Acquisition and the China Type Acquisition;

(m) Parent, Borrowers and each of their respective Subsidiaries shall have received all material licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Parent, Borrowers or their respective Subsidiaries of the Linotype Acquisition Documents or with the consummation of the transactions contemplated thereby that are required by law to be held or received;

(n) Administrative Borrower shall have delivered to Agent updates, as applicable, to (a) Schedules M-1, 4.5, 4.7(A), 4.7(B), 4.7(C), 4.8(B) and 4.8(C) of the Credit Agreement and (b) Schedules 1, 2, and 3 of the Security Agreement, each in form and substance satisfactory to Agent; and

(o) all other documents and legal matters in connection with the transactions contemplated by the Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.